UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Dun & Bradstreet Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 28, 2011

Dear Shareholder:

In connection with the Annual Meeting of Shareholders of The Dun & Bradstreet Corporation to be held on May 3, 2011, our Proxy Statement was filed with the U.S. Securities and Exchange Commission (“SEC”), and first mailed to shareholders, on March 23, 2011.

Enclosed please find an amendment to our Proxy Statement which we filed with the SEC on March 28, 2011, which corrects two typographical errors appearing in the “Pay for Performance Analyses (2007-2009)” chart which is included in the “External Benchmarking – Benchmarking Process” section of the Proxy Statement. The amendment contains a description of the errors as well as a corrected chart.

Sincerely,

Jeffrey S. Hurwitz

Senior Vice President, General Counsel and Corporate Secretary

103 JFK Parkway, Short Hills, NJ 07078

T 973.921.5500 www.dnb.com

THE DUN & BRADSTREET CORPORATION

AMENDMENT NO. 1 TO

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2011

This document is an amendment to our Proxy Statement filed with the U.S. Securities and Exchange Commission and first mailed to shareholders on March 23, 2011 in connection with the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey.

EXPLANATORY STATEMENT

Due to a typographical error, two items in the “Pay for Performance Analyses (2007-2009)” chart which is included in the “External Benchmarking – Benchmarking Process” section of the Proxy Statement, were erroneously reported. Specifically, the chart filed (i) listed with respect to the “Size” category, D&B’s Market Cap in the 2nd Quartile, rather than the 3rd Quartile, and (ii) with respect to the “Performance - Growth” category, listed “D&B Sales 1-yr” performance in both the 3rd and 4th Quartiles, rather than only in the 3rd Quartile; D&B did have sales performance in the 4th Quartile for a three year period (i.e., “D&B Sales 3-yr”), as noted in the corrected chart below. For reference, the 4th Quartile is the highest quartile (at or above the 75th percentile); the 3rd Quartile is the next highest (between the 50th and 75th percentiles); followed by the 2nd Quartile (between the 25th and 50th percentiles); and 1st Quartile is the lowest (at or below the 25th percentile). All other information in the chart as filed was correct. In addition, the textual references and descriptions below the chart were correct.

The corrected chart is set forth below in its entirety.